                                                               Exhibit 23.2




                   [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]






August 25, 1999


Universal Display Corporation
Three Bala Plaza East, Suite 104
Bala Cynwyd, PA 19004

Re: Universal Display Corporation -- Registration Statement on Form SB-2 relating to the registration of 4,378,170 shares of common stock, $.01 par value

Ladies and Gentlemen:

We have acted as counsel to Universal Display Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 4,378,170 shares (the "Registered Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") to be sold by the Selling Stockholders named in the Registration Statement. Of the Registered Shares, (i) 1,535,669 shares (the "Shares") have been issued to Selling Stockholders and (ii) 2,842,501 shares (the "Warrant Shares") will be issued from time to time upon exercise of warrants (the "Warrants") by Selling Stockholders.

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof. As to certain matters of fact material to this opinion, we have relied upon a certificate of an officer of the Company.

Based on the foregoing, it is our opinion that the Shares are, and the Warrant Shares (when issued pursuant to the Warrants) will be, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the

Universal Display Corporation
August 25, 1999
Page 2

category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.


Very truly yours,

/S/ MORGAN, LEWIS & BOCKIUS LLP